EXHIBIT 23.1

I. CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Oriental Financial Group Inc.:

We consent to the incorporation by reference in the registration statements No. 333-170064, No. 333-147727, No. 333-102696, No. 333-57052, and No. 333-84473 on Form S-8, and registration statement No. 333-155452 on Form S-3 of Oriental Financial Group Inc. (the “Group”) of our reports dated March 9, 2012, with respect to the consolidated statements of financial condition of the Group as of December 31, 2011 and 2010, and the related consolidated statements of operations, changes in stockholders’ equity, comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the annual report on Form 10-K of the Group for the year ended December 31, 2011 and to the reference to our firm under the heading “Experts” in the registration statements.

/s/ KPMG LLP

San Juan, Puerto Rico

March 9, 2012